                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 25, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File Numbers 333-91883, 333-67536 and 333-75316.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Orange County, California
March 25, 2002